                                                                  EXHIBIT 99.1


     THIS SUPPLEMENTAL INDENTURE is made and entered into as of August 9, 1999 by and between Checkers Drive-In Restaurants, Inc., a Delaware corporation (the "Company"), as successor by merger to Rally's Hamburgers, Inc., a Delaware corporation ("Rally's"), and Chase ManhattanTrust Company, N.A., as trustee ("the "Trustee"). Capitalized terms not defined herein shall have the same meaning as those ascribed to them in the Indenture (as defined below).


                                    RECITALS


       WHEREAS, Rally's, certain of its subsidiaries, as subsidiary guarantors, and PNC Bank, Kentucky, Inc., as trustee, entered into that certain Indenture, dated as of March 1, 1993 (as amended and/or supplemented, the "Indenture"), related to the issuance by Rally's of its 9 7/8% Senior Notes due June 15, 2000;


       WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of January 28, 1999, by and between the Company and Rally's, Rally's is being merged with and into the Company on or about August 9, 1999 (the "Merger");


       WHEREAS, the Company, as the surviving corporation in the Merger, has taken all necessary corporate action to duly authorize the execution and delivery of this Supplemental Indenture; and


     WHEREAS, the Company is delivering to the Trustee, concurrently herewith, the documents required by the Indenture in connection with the Merger and this Supplemental Indenture;


     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, for the benefit of each other and the holders of the Securities, as follows:



                                      ARTICLE I

                             ASSUMPTION OF OBLIGATIONS

     SECTION 1.01 The Company hereby expressly assumes all of the obligations of Rally's under the Securities and the Indenture upon the effectiveness of the Merger.

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                                      ARTICLE II

                                CONCERNING THE TRUSTEE

     SECTION 2.01 The Trustee hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions set forth in the Indenture and in this Supplemental Indenture, including the terms and provisions defining and limiting the liabilities in the performance of the trust created by the Indenture, as supplemented by this Supplemental Indenture.

     SECTION 2.02 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company.

                                     ARTICLE III

                                    MISCELLANEOUS

     SECTION 3.01 Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     SECTION 3.02 The Trustee may place an appropriate notation about the Supplemental Indenture on any Security authenticated after the execution and delivery of this Supplemental Indenture. The Company may, in its sole discretion, issue in exchange for all outstanding Securities, and the Trustee shall then authenticate, new Securities that reflect the Supplemental Indenture.

     SECTION 3.03 Except as modified herein, the Indenture is in all respects confirmed and preserved, and all provisions of the Indenture shall remain in full force and effect.

     SECTION 3.04 This Supplemental Indenture may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 3.05 This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws rules thereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be executed as of the day and year first above written.


                                       CHECKERS DRIVE-IN RESTAURANTS, INC.


                                       By: /s/ RICHARD A. PEABODY
                                           ------------------------------
                                           Richard A. Peabody
                                           Its: Senior Vice President &
                                                Chief Executive Officer


ATTEST:


/s/ DREW SIMONS                   (SEAL)
----------------------------------
Drew Simons
Its: General Counsel and Secretary



                                       CHASE MANHATTAN TRUST COMPANY, N.A.,
                                       AS TRUSTEE


                                       By: /s/ JACK R. CORNWALL
                                           ------------------------------
                                       Name: Jack R. Cornwall
                                       Title: Asst. Vice President



ATTEST:


/s/ MARK A. HUDSON                (SEAL)
----------------------------------
Name: Mark A. Hudson
Title: Vice President